EXHIBIT 22.1 - SUBSIDIARIES OF J & J SNACK FOODS CORP.


                            Place of
                          Incorporation

     J & J Snack Foods Investment Corp.              Delaware

     ICEE-USA Corp.                                  Delaware

     J & J Snack Foods Corp. of New Jersey           New Jersey

     J & J Snack Foods Corp. of California           California

     J & J Snack Foods Corp./Midwest                 Illinois

     J & J Snack Foods Corp./Mia                     Pennsylvania

     J & J Snack Foods Corp. of Pennsylvania         Pennsylvania

     J & J Snack Foods Sales Corp.                   New Jersey

     J & J Snack Foods Sales Corp. of Texas          Texas

     J & J Snack Foods Transport Corp.               New Jersey

     Trotter Soft Pretzels, Inc.                     Pennsylvania

     American Snack Foods Corp.                      Pennsylvania

     Snack Foods Acquisition Corp.                   Delaware

     ICEE-Canada, Inc.                               Canada

     ICEE DE MEXICO, S.A. DE C.V.                    Mexico

     Bavarian Soft Pretzels,  Inc.                   Pennsylvania

     Mazzone Enterprises, Inc.                       Illinois

     BBFC Acquisition Company Inc.                   Pennsylvania

     Pretzels, Inc.                                  Texas